UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2006
IMS HEALTH INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-14049	06-1506026

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1499 Post Road, Fairfield, Connecticut 06824
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (203) 319-4700
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Appointment of David R. Carlucci as Chairman of the Board and Amendment of his Employment Agreement
On February 16, 2006, the Board of Directors (the “Board”) of IMS Health Incorporated (the “Company”) approved the appointment of David R. Carlucci as Chairman of the Board, effective April 1, 2006. Mr. Carlucci will continue in his current positions as Chief Executive Officer and President of the Company.
The Board also approved an amendment and restatement of Mr. Carlucci’s employment agreement to specify that he will serve as Chairman of the Board from April 1, 2006, and to change his compensation to reflect his additional duties. The revised employment agreement will increase his annual base salary, effective April 1, 2006, to $825,000 from the current level of $730,000. The employment agreement continues to provide that his annual incentive award opportunity for target performance will be an amount equal to 100% of base salary, with an opportunity to earn performance restricted stock units (“PERS”) with a value equal to his earned annual incentive award. The revised employment agreement also provides that, if the Company terminates his employment not for cause within two years after a change in control, or he terminates within that period for good reason as defined in the agreement, his pension under the Company’s Supplemental Executive Retirement Plan (the “SERP”) will be calculated using average final compensation not less than $1,650,000 (representing the sum of his annual base salary and target annual incentive under the revised employment agreement). Further information regarding the SERP is available in the Company’s proxy statement for its 2005 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 25, 2005.
Approval of Amended Employment Agreement for Executive Vice President and President — Global Business Management
On February 16, 2006, the Board of Directors approved an amendment and restatement of the employment agreement of Gilles Pajot, in connection with his recent promotion to be Executive Vice President and President – Global Business Management. Mr. Pajot previously served as President – IMS Europe, Middle East & Africa.
The revised employment agreement provides that Mr. Pajot will receive an annual base salary of 364,140 Pounds Sterling (approximately $700,000), representing a 9% increase over his previous salary. The agreement also provides for an annual incentive award opportunity for target performance equal to 71% of base salary, representing a 9% increase, together with participation in the PERS program which provides an opportunity to earn performance restricted stock units with a value equal to his earned annual incentive award. Mr. Pajot also was granted 39,856 restricted stock units (“RSUs”) under the revised employment agreement. In the event of a voluntary termination of employment by Mr. Pajot, in the absence of good reason due to an action of the Company (as defined in the agreement), the RSUs and future equity awards will be subject to forfeiture if not vested at the time of such termination.

Under the revised agreement, Mr. Pajot has agreed to relocate from the United Kingdom to the United States, and the Company has agreed to pay the costs of such relocation and, at the end of his work assignment for the Company, the costs of relocating Mr. Pajot back to his home. While working in the United States, he will be covered by the Company’s policy on expatriates, which provides him with benefits including housing, ground transportation and tax equalization. Tax equalization provides that the executive does not pay any more tax than he would have paid had he stayed in his home country.
The revised employment agreement provides that if within two years after a change in control the Company terminates Mr. Pajot’s employment without cause or he terminates his employment for good reason due to an action of the Company, he will be credited with three additional years of service for purposes of calculating his pension . Further information regarding Mr. Pajot’s pension is available in the Company’s proxy statement for its 2005 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 25, 2005.
Remuneration of the Lead Director
On February 16, 2006, the Board of Directors approved a change in its remuneration policy for non-employee directors, to provide for an additional cash annual retainer payment to the non-employee director designated as “Lead Director.” The additional annual retainer for the Lead Director will be $30,000, payable quarterly, effective February 16, 2006. The Board designated William C. Van Faasen to serve as Lead Director.
Item 1.02 Termination of a Material Definitive Agreement
Termination of the Rights Agreement
In connection with the approval and adoption of the policy statement regarding shareholder rights plans described in Item 8.01, on February 16, 2006, the Company and Computershare Trust Company, N.A., formerly known as First Chicago Trust Company of New York and EquiServe Trust Company, N.A., as rights agent, entered into an amendment (the “Amendment”) to the Company’s Rights Agreement, dated as of June 15, 1998 (the “Rights Agreement”), to be effective February 16, 2006.
The Amendment changes the expiration date of the Rights (as defined in the Rights Agreement) issued under the Rights Agreement and the “Final Expiration Date,” as set forth in Section 7(a)(i) of the Rights Agreement, to the close of business on February 16, 2006. The Amendment will have the effect of causing the Rights Agreement and the Rights to terminate at the close of business on February 16, 2006.
The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders
The information set forth under Item 1.02 “Termination of a Material Definitive Agreement” of this Form 8-K is incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Retirement of the Executive Chairman
David M. Thomas, Executive Chairman of the Board of Directors of the Company, has advised the Company that, in connection with his previously announced retirement as Executive Chairman on March 31, 2006, he will also resign as a Director of the Company. He will serve as a consultant to the company for the remainder of 2006 as outlined in his current employment agreement.
Item 8.01 Other Events
Policy Statement
On February 16, 2006, the Board of Directors of the Company approved and adopted the following policy statement (the “Policy”) on stockholder rights plans:
The Company’s Board will only adopt a shareholder rights plan if either:
(1) the Company’s shareholders have approved the adoption of the shareholders rights plan in advance; or
(2) a majority of the independent directors on the Company’s Board, in the exercise of their fiduciary responsibilities, determines that it is in the best interests of the shareholders under the circumstances to adopt a shareholders rights plan without the delay in adoption that would result from seeking advance shareholder approval. The Board is required to submit any shareholder rights plan adopted under this clause (2) to a shareholder ratification vote within 12 months after it is adopted. If the shareholders rights plan is not then approved by a majority of the votes cast on the matter, the shareholders rights plan will immediately terminate.
The Nominating and Governance Committee shall review this Policy at least on an annual basis and report to the Board with any recommendations it may have in connection therewith.
For purposes of this Policy, the term “shareholder rights plan” refers generally to a plan providing for the distribution of preferred stock, rights, warrants, options or debt instruments to the shareholders of the Company designed to deter non-negotiated takeovers by conferring certain rights on shareholders upon the occurrence of a “triggering event,” such as an unsolicited tender offer or third party acquisition of a specified percentage of stock.
Press Releases
On February 16, 2006, the Company issued a press release announcing the amendment to the Rights Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.
On February 16, 2006, the Company issued a press release announcing the appointment of David R. Carlucci as Chairman of the Board, effective April 1, 2006. The press release is attached as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
4.1	Amendment No. 4, dated February 16, 2006, to the Rights Agreement, dated as of June 15, 1998 between IMS Health Incorporated and Computershare Trust Company, N.A.

99.1	Press release issued by IMS Health Incorporated, dated February 16, 2006.

99.2	Press release issued by IMS Health Incorporated, dated February 16, 2006.
The information in Exhibit 99.1 and Exhibit 99.2 of this Current Report is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in Exhibit 99.1 and Exhibit 99.2 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS HEALTH INCORPORATED
By:	/s/ Robert H. Steinfeld
Robert H. Steinfeld
Senior Vice President, General Counsel and Corporate Secretary

Date: February 17, 2006